UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2013

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 Roselle St. San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On September 19, 2013, representatives of Ambit Biosciences Corporation (the “Registrant”) sent a written notice to The Nasdaq Stock Market LLC (“Nasdaq”), which maintains the principal listing for the Registrant’s common stock that, effective as of the date of resignation of Joseph Regan from the Registrant’s board of directors (the “Board”), the Registrant is not in compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A). The Registrant is relying on the exception afforded by Nasdaq Listing Rule 5605(c)(4)(B) and intends to appoint an additional director to the audit committee prior to the date of the next annual meeting of the Registrant’s stockholders, which is anticipated to be in the second quarter of 2014 and, in any event, not later than the date that is one year following Mr. Regan’s resignation. Based on communications with Nasdaq, we anticipate receiving notification of noncompliance, including a reference to the exception, from Nasdaq in response to our written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambit Biosciences Corporation
Dated: September 20, 2013

	By:	/S/ ALAN FUHRMAN
Alan Fuhrman
Chief Financial Officer